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                                    EXHIBIT 2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 10, 1995 and to all references to our Firm included in or made a part of the Form 8-K of Harmon Industries, Inc.


                                        ARTHUR ANDERSEN LLP


Melville, New York
March 1, 1995



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